Exhibit 99.B(d)(1)(vii)

AMENDED Schedule A

Series of ING Partners, Inc.

ING American Century Large Company Value Portfolio
ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value II Portfolio
ING Davis Venture Value Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Growth Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Fundamental Research Portfolio
ING JPMorgan International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason Partners Aggressive Growth Portfolio
ING Legg Mason Partners Large Cap Growth Portfolio
ING Lord Abbett U.S. Government Securities Portfolio
ING Neuberger Berman Partners Portfolio
ING Neuberger Berman Regency Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution Growth and Income Portfolio
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING UBS U.S. Small Cap Growth Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Partners, Inc.